Exhibit 99.1

4 Parkway North, Suite 400
Deerfield, IL 60015

Contact:	Dan Swenson
Senior Director, Investor Relations and Corporate Communications
847-405-2515 — dswenson@cfindustries.com

Susan Fisher
Manager, Corporate Communications
847-405-2551 — sfisher@cfindustries.com

CF Industries Completes Sale of Phosphate Business to Mosaic

DEERFIELD, Illinois — (Business Wire) — March 17, 2014:  CF Industries Holdings, Inc. (NYSE: CF) (“CF Industries” or “the Company”) today announced that it has completed the sale of its phosphate business to The Mosaic Company for $1.4 billion or approximately $1 billion net of taxes and other adjustments.  The sale follows the terms of the definitive agreement announced on October 28, 2013.

“We are pleased to have completed the sale of our phosphate operations to Mosaic,” said Tony Will, president and chief executive officer, CF Industries Holdings, Inc.  “The net proceeds from the sale will be redeployed to execute the strategic initiatives we already have in progress, namely our nitrogen capacity expansions and completing our share repurchase authorization.  Additionally, the supply agreements we have put in place with Mosaic will provide us a steady base of ammonia demand with attractive economics.”

In conjunction with the close of the sale transaction, CF Industries will begin to supply Mosaic with its share of the ammonia produced by the Company’s 50 percent owned production facility in the Republic of Trinidad and Tobago.  Additionally, the Company has a long-term supply agreement with Mosaic to supply between 600,000 and 800,000 tons of ammonia per year for up to 15 years from its Donaldsonville nitrogen complex.  Deliveries of ammonia will begin no later than January 1, 2017 and will be priced at a defined margin over the cost of natural gas at Donaldsonville.

About CF Industries Holdings, Inc.

CF Industries Holdings, Inc., through its subsidiaries, is a global leader in nitrogen fertilizer manufacturing and distribution, serving both agricultural and industrial customers.  CF Industries, headquartered in Deerfield, Illinois, operates world-class nitrogen fertilizer manufacturing complexes in the central United States and Canada and distributes plant nutrients through a system of terminals, warehouses, and associated transportation equipment located primarily in the midwestern United States.  The company also owns 50 percent interests in GrowHow UK Limited, a fertilizer manufacturer in the United Kingdom; an ammonia facility in the Republic of Trinidad and Tobago; and KEYTRADE AG, a global fertilizer trading organization headquartered near Zurich, Switzerland.  CF Industries routinely posts investor announcements and additional information on the company’s Web site at www.cfindustries.com and encourages those interested in the company to check there frequently.

Safe Harbor Statement

All statements in this communication, other than those relating to historical facts, are “forward-looking statements.”  These forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements.  These statements include, but are not limited to, statements about the use of proceeds and the expected benefits of the proposed transactions with Mosaic; statements about future strategic plans; and statements about future financial and operating results.  Important factors that could cause actual results to differ materially from our expectations include, among others: risks and uncertainties arising from  the volatility of natural gas prices in North America; the cyclical nature of our business and the agricultural sector; the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition from other fertilizer producers; conditions in the U.S. agricultural industry; reliance on third party providers of transportation services and equipment; risks associated with cyber security; weather conditions; our ability to complete our production capacity expansion projects on schedule as planned and on budget or at all; risks associated with other expansions of our business, including unanticipated adverse consequences and the significant resources that could be required; potential liabilities and expenditures related to environmental and health and safety laws and regulations; our potential inability to obtain or maintain required permits and governmental approvals; future regulatory restrictions and requirements related to greenhouse gas emissions; the seasonality of the fertilizer business; the impact of changing market conditions on our forward sales programs; risks involving derivatives and the effectiveness of our risk measurement and hedging activities; the significant risks and hazards involved in producing and handling our products against which we may not be fully insured; our reliance on a limited number of key facilities; risks associated with joint ventures; acts of terrorism and regulations to combat terrorism; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; risks associated with international operations; losses on our investments in securities; deterioration of global market and economic conditions; our ability to manage our indebtedness; and loss of key members of management and professional staff.  More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the CF Industries website.  Forward-looking statements are given only as of the date of this release and we disclaim any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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